                                                                EXHIBIT 99.2

                      RESTATEMENT OF QUARTERLY PERIODS

                       ENDED MARCH 31, 1997 AND 1996

                      CENDANT CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                                    MARCH 31,      DECEMBER 31,
                                                      1997              1996
                                                  -------------    ------------
ASSETS
Current assets
   Cash and cash equivalents                      $     842,041    $    633,903
   Marketable securities                                347,451          94,200
   Receivables, net                                   1,258,317       1,290,625
   Other current assets                                 526,211         510,865
                                                  -------------    ------------

Total current assets                                  2,974,020       2,529,593
                                                  -------------    ------------

   Deferred membership acquisition costs                392,493         401,564
   Franchise agreements, net                            956,012         995,947
   Goodwill, net                                      1,820,234       2,302,226
   Other intangibles, net                             1,160,589         636,230
   Other assets                                       1,077,175         993,574
                                                  -------------    ------------

Total assets exclusive of assets under programs       8,380,523       7,859,134
                                                  -------------    ------------

Assets under management and mortgage programs
   Net investment in leases and leased vehicles       3,484,445       3,418,666
   Relocation receivables                               684,207         773,326
   Mortgage loans held for sale                       1,215,422       1,248,299
   Mortgage servicing rights and fees                   244,904         288,943
                                                  -------------    ------------
                                                      5,628,978       5,729,234
                                                  -------------    ------------

TOTAL ASSETS                                      $  14,009,501    $ 13,588,368
                                                  =============    ============









    See accompanying notes to supplemental consolidated financial statements

                      CENDANT CORPORATION AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                MARCH 31,          DECEMBER 31,
                                                                                  1997                1996
                                                                              --------------      --------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued expenses and other
   current liabilities                                                        $    1,542,668      $    1,664,946
                                                                              --------------      --------------

Deferred income                                                                    1,104,850           1,099,393
Long-term debt                                                                     1,757,205           1,004,584
Other noncurrent liabilities                                                         127,207             124,885
                                                                              --------------      --------------

Total liabilities exclusive of liabilities under programs                          4,531,930           3,893,808
                                                                              --------------      --------------

Liabilities under management and mortgage programs
   Debt                                                                            4,952,815           5,089,943
   Deferred income taxes                                                             244,800             281,948
                                                                              --------------      --------------

                                                                                   5,197,615           5,371,891
                                                                              --------------      --------------
Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred stock, $1.00 par value - authorized
   10 million shares; none issued and outstanding                                         --                  --
Common stock, $.01 par value - authorized
   2 billion shares; issued 812,949,119
   and 804,655,850 shares, respectively                                                8,129               8,047
Additional paid-in capital                                                         2,918,776           2,870,422
Retained earnings                                                                  1,655,573           1,556,300
Net unrealized gain on marketable securities                                              --               4,334
Currency translation adjustment                                                      (25,681)            (12,452)
Restricted stock, deferred compensation                                              (28,935)            (28,212)
Treasury stock, at cost (13,587,712 and
   6,911,757 shares, respectively)                                                  (247,906)            (75,770)
                                                                              ---------------     ---------------

Total shareholders' equity                                                         4,279,956           4,322,669
                                                                              --------------      --------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                    $   14,009,501      $   13,588,368
                                                                              ==============      ==============



    See accompanying notes to supplemental consolidated financial statements

                      CENDANT CORPORATION AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                             THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                        -------------------------------
                                                                                            1997              1996
                                                                                        ------------      -------------
REVENUES
   Membership and service fees, net                                                     $   1,036,011     $     663,003
   Fleet leasing (net of depreciation and interest costs of
     $286,075 and $283,123, respectively)                                                      15,319            70,948
   Other                                                                                      112,776            87,460
                                                                                        -------------     -------------
Net revenues                                                                                1,164,106           821,411
                                                                                        -------------     -------------

EXPENSES
   Operating                                                                                  420,725           306,519
   Marketing and reservation                                                                  286,693           239,335
   General and administrative                                                                 105,232            77,531
   Depreciation and amortization                                                               54,272            32,224
   Interest, net                                                                               19,066             7,502
                                                                                        -------------     -------------
Total expenses                                                                                885,988           663,111
                                                                                        -------------     -------------

Income before income taxes                                                                    278,118           158,300
Provision for income taxes                                                                    112,250            62,326
                                                                                        -------------     -------------
Net income                                                                              $     165,868     $      95,974
                                                                                        =============     =============


PER SHARE INFORMATION:
Net income per share
   Primary                                                                              $        0.19     $        0.13
                                                                                        =============     =============
   Fully diluted                                                                        $        0.19     $        0.13
                                                                                        =============     =============


Weighted average common and common equivalent shares outstanding
   Primary                                                                                    871,488           768,918
   Fully diluted                                                                              874,573           778,279






    See accompanying notes to supplemental consolidated financial statements

                      CENDANT CORPORATION AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                             THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                        ------------------------------
                                                                                            1997              1996
                                                                                        ------------      ------------
OPERATING ACTIVITIES:
   Net income                                                                           $    165,868      $     95,974
   Depreciation and amortization                                                              52,648            26,021
   Increase (decrease) from changes in
      assets under management programs:
      Depreciation and amortization under management
           and mortgage programs                                                             281,412           254,058
      Mortgage loans held for sale                                                            32,876          (544,731)
   Other                                                                                    (116,795)           (5,101)
                                                                                        -------------     -------------
      Net cash provided by (used in) operating activities                                    416,009          (173,779)
                                                                                        -------------     -------------

INVESTING ACTIVITIES:
   Assets under management and mortgage programs:
      Investment in leases and leased vehicles                                              (626,731)         (570,257)
      Payments received on investment in leases and leased vehicles                          290,134           197,577
      Equity advances on homes under management                                             (900,583)         (590,175)
      Repayment of advances on homes under management                                        962,122           667,146
      Additions to originated mortgage servicing rights                                      (41,691)          (34,068)
      Proceeds from sales of mortgage servicing rights                                             --            4,589

   Property and equipment additions                                                          (32,305)          (26,458)
   Loans and investments                                                                     (24,803)          (10,000)
   Proceeds from sale of assets                                                               21,750                --
   Proceeds from sales of marketable securities                                               42,570            46,922
   Purchases of marketable securities                                                       (314,348)          (28,832)
   Due to Avis Rent A Car, Inc.                                                              (16,192)               --
   Net assets acquired, exclusive of cash acquired                                           (84,744)         (103,067)
   Other                                                                                       1,519            35,346
                                                                                        ------------      ------------
     Net cash used in investing activities                                                  (723,302)         (411,277)
                                                                                        -------------     -------------

FINANCING ACTIVITIES:
   Proceeds from borrowings                                                                  560,907           968,972
   Principal payments on borrowings                                                         (911,151)         (453,585)
   Net proceeds from issuance of convertible notes                                           542,655                 --
   Redemption of series A preferred stock                                                         --           (80,000)
   Net change in short-term borrowings under management and mortgage programs                422,622           235,053
   Issuance of common stock, net                                                              36,215            15,201
   Purchases of common stock                                                               (171,318)                --
   Stock option plan transactions                                                              5,366             3,113
   Payments of dividends of pooled entities                                                   (6,644)           (5,860)
                                                                                        -------------     -------------
     Net cash provided by financing activities                                               478,652           682,894
                                                                                        ------------      ------------

Effect of changes in exchange rates on cash and cash equivalents                              36,779             6,512
                                                                                        ------------      ------------

Net increase in cash and cash equivalents                                                    208,138           104,350
Cash and cash equivalents, beginning of period                                               633,903           355,959
                                                                                        ------------      ------------
Cash and cash equivalents, end of period                                                $    842,041      $    460,309
                                                                                        ============      ============

    See accompanying notes to supplemental consolidated financial statements

                      CENDANT CORPORATION AND SUBSIDIARIES
-------------------------------------------------------------------------------

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------




1.   BASIS OF PRESENTATION

         The supplemental consolidated balance sheet of Cendant Corporation and subsidiaries, formerly CUC International Inc. (the "Company"), as of March 31, 1997 and supplemental consolidated statements of income and cash flows, for the three months ended March 31, 1997 and 1996 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements are included. There were no adjustments of an unusual nature recorded during the three months ended March 31, 1997 and 1996.

         The accompanying supplemental consolidated financial statements include the accounts and transactions of the Company and all wholly-owned and majority owned subsidiaries and joint ventures except for the Company's ownership of Avis Rent A Car, Inc. ("ARAC"), which is accounted for under the equity method (See Note 5). The accompanying supplemental consolidated financial statements have been restated for the business combinations accounted for as poolings of interests (See Note 2) as if such combined companies had operated as one entity since inception. All material intercompany balances and transactions have been eliminated in consolidation. These supplemental consolidated financial statements will become the Company's primary historical financial statements for the periods presented.

         The accompanying supplemental consolidated financial statements and notes thereto are presented in accordance with interim financial reporting requirements as required by Form 10-Q and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The December 31, 1996 supplemental consolidated balance sheet was derived from the Company's audited supplemental consolidated financial statements. For further information, refer to the audited supplemental consolidated financial statements and notes thereto included as Exhibit 99.1 in this Form 8-K. Interim results are not indicative of results for a full year.

         Certain reclassifications have been made to the historical financial statements of the pooled companies to conform to the restated presentation.

2.   BUSINESS COMBINATIONS

     1997 POOLINGS

         On December 17, 1997, the Company completed a merger with HFS Incorporated ("HFS") (the "Cendant Merger") by issuing 440.0 million shares of its common stock in exchange for all of the outstanding common stock of HFS. Pursuant to the terms of the agreement and plan of merger, HFS stockholders received 2.4031 shares of Company common stock for each share of HFS common stock. Upon consummation of the Cendant Merger, the Company changed its name from CUC International Inc. to Cendant Corporation.

         In connection with the Cendant Merger, the Company changed its fiscal year end from January 31 to December 31. HFS has a calendar year end and the Company has only recalendarized its 1997 results. Accordingly, the HFS statements of income for the periods ended March 31, 1997 and 1996 have been combined with the Company's statements of income for the three month periods ended March 31, 1997 and April 30, 1996, respectively.

         On October 3, 1997, the Company, through a wholly-owned subsidiary ("Acquisition Sub"), acquired all of the outstanding capital stock of Hebdo Mag International Inc. ("Hebdo Mag") pursuant to the terms of a share purchase agreement dated August 13, 1997 among the Company, Acquisition Sub, Hebdo Mag and other parties thereto. The purchase price of approximately $440 million was satisfied by the issuance of 14.2 million shares of Company common stock. Hebdo Mag is a leading publisher and distributor of classified advertising information.

         On April 30, 1997, prior to being merged with and into the Company, HFS acquired PHH Corporation ("PHH") by merger (the "HFS/PHH Merger") which was satisfied by the issuance of 72.8 million equivalent shares of Company common stock in exchange for all of the outstanding common stock of PHH. PHH is the world's largest provider of corporate relocation services and also provides mortgage services and fleet management services. In connection with the HFS/PHH Merger, PHH changed its fiscal year end from April 30 to December 31.

         During February 1997, the Company acquired substantially all of the assets and assumed specific liabilities of Numa Corporation ("Numa") for $73.5 million. The purchase price was satisfied by the issuance of 3.4 million shares of Company common stock. Numa publishes personalized heritage publications and markets and sells personalized merchandise.

         Upon entering into a definitive merger agreement to acquire Avis, Inc. in July 1996, HFS announced its strategy to dilute its interest in ARAC's car rental operations while retaining assets associated with the franchise business, including trademarks, reservation system assets and franchise agreements with ARAC and other licensees. Since HFS's control was planned to be temporary, HFS accounted for its 100% investment in ARAC under the equity method.

         The following table presents the historical results of the Company and the respective pooled entities for the last complete periods prior to their respective mergers ($000's):

                                        THREE MONTHS          THREE MONTHS
                                       ENDED MARCH 31,       ENDED MARCH 31,
                                           1997                   1996
                                    ------------------    ------------------
     Net revenues
         The Company                $          598,944    $          515,479
         HFS (inclusive of PHH)                525,885               277,727
         Hebdo Mag                              39,277                28,205
                                    ------------------    ------------------
                                    $        1,164,106    $          821,411
                                    ==================    ==================

                                        THREE MONTHS          THREE MONTHS
                                       ENDED MARCH 31,       ENDED MARCH 31,
                                           1997                   1996
                                    ------------------    ------------------
     Net income
         The Company                $           73,624    $           52,121
         HFS (inclusive of PHH)                 91,104                43,678
         Hebdo Mag                               1,140                   175
                                    ------------------    ------------------
                                    $          165,868    $           95,974
                                    ==================    ==================


         The following table presents the historical results of HFS and PHH for the periods prior to the HFS/PHH Merger ($000's):

                                        THREE MONTHS          THREE MONTHS
                                       ENDED MARCH 31,       ENDED MARCH 31,
                                           1997                   1996
                                    ------------------    ------------------
     Net revenues
         HFS                        $          347,962    $          124,545
         PHH                                   177,923               153,182
                                    ------------------    ------------------
                                    $          525,885    $          277,727
                                    ==================    ==================

     Net income
         HFS                        $           58,940    $           22,818
         PHH                                    32,164                20,860
                                    ------------------    ------------------
                                    $           91,104    $           43,678
                                    ==================    ==================


     PURCHASE BUSINESS COMBINATIONS

         During the quarter ended March 31, 1997, the Company acquired certain entities for an aggregate purchase price of $48.3 million, satisfied by the payment of $10.5 million in cash and the issuance of 1.5 million shares of Company common stock. The goodwill resulting from these acquisitions aggregated $68.4 million. These acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the results of operations have been included in the consolidated results of operations from the respective dates of acquisitions. The results of operations for the periods prior to the respective dates of acquisition were not significant to the Company's operations.

3.   MERGER AND RELATED COSTS AND OTHER UNUSUAL CHARGES

         In connection with the Company's 1996 acquisitions of Davidson & Associates Inc., Sierra On-Line, Inc. and Ideon Group, Inc., accounted for as poolings of interests, the Company recorded a non-recurring charge of approximately $179.9 million ($118.7 million, after tax) for the year ended December 31, 1996. Such charge is comprised of transaction costs, exit costs and a provision relating to certain litigation matters giving consideration to the Company's intended approach to these matters. As of March 31, 1997, such charges amounted to $96.0 million.

4.   PRO FORMA INFORMATION

         The following table reflects the unaudited operating results of the Company for the three months ended March 31, 1996 on a pro forma basis, which gives effect to HFS's 1996 acquisitions, accounted for under the purchase method of accounting as if they had occurred on January 1, 1996:

         Net revenue                                      $     973,490
         Net income                                             115,339

         Net income per share (fully diluted)             $        0.14


5.   INVESTMENT IN ARAC

         Upon entering into a definitive merger agreement to acquire Avis, Inc. in July 1996, HFS announced its strategy to dilute its interest in ARAC's car rental operations while retaining assets associated with the franchise business, including trademarks, reservation system assets and franchise agreements with ARAC and other licensees. Since HFS's control was planned to be temporary, HFS accounted for its 100% investment in ARAC under the equity method. Summarized financial information of ARAC is as follows ($000's):

                             AVIS RENT A CAR, INC.

                                                                 DECEMBER 31,
         Balance sheet data:                 MARCH 31, 1997          1996
                                            ----------------    --------------
              Vehicles                        $    2,159,684    $   2,243,492
              Total assets                         3,001,275        3,131,357
              Debt                                 2,175,357        2,295,474
              Total liabilities                    2,921,177        3,054,817
              Shareholders' equity                    80,098           76,540


                                              THREE MONTHS
                                             ENDED MARCH 31
              Statement of income data:           1997
                                            ----------------
              Revenues                      $        456,014
              Income before provision
                for income taxes                       6,983
              Net income                               4,205


6.   SOFTWARE RESEARCH AND DEVELOPMENT COSTS AND COSTS OF SOFTWARE REVENUE

     Software research and development costs are included in operating expenses and aggregated $23.1 million and $14.9 million for the three months ended March 31, 1997 and 1996, respectively. Software net revenue included in Other was $94.1 million and $60.5 million for the three months ended March 31, 1997 and 1996, respectively. Costs of software revenue are included in operating expenses and aggregated $27.1 million and $24.8 million for the three months ended March 31, 1997 and 1996, respectively.

7.   ISSUANCE OF 3% CONVERTIBLE SUBORDINATED NOTES

         On February 11, 1997, the Company issued $550.0 million in principal amount of 3% Convertible Subordinated Notes (the "3% Notes") due February 15, 2002. Interest on the 3% Notes is payable semi-annually. Each $1,000 principal amount of 3% Notes is convertible into 32.6531 shares of Company common stock subject to adjustment in certain events. The 3% Notes may be redeemed at the option of the Company at any time on or after February 15, 2000, in whole or in part, at the appropriate redemption prices (as defined in the indenture governing the 3% Notes) plus accrued interest to the redemption date. The 3% Notes will be subordinated in right of payment to all existing and future Senior Debt (as defined in the indenture governing the 3% Notes) of the Company. Issuance costs are being amortized on a straight-line basis over five years.

8.   SHAREHOLDERS' EQUITY

     A.  AUTHORIZED SHARES

         In conjunction with the Cendant Merger, effective on December 17, 1997, the Company's shareholders approved an amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of common stock and preferred stock to 2 billion shares and 10 million shares, respectively. The Company has never issued shares of preferred stock.

     B.  TREASURY PURCHASES

         In January 1997, HFS's Board of Directors authorized the purchase of
     6.2 million equivalent shares of Company common stock to satisfy stock option exercises and conversions of convertible debt securities and to fund future acquisitions. The Company acquired approximately 6.2 million equivalent treasury shares in January and February 1997 for $179.4 million with revolving credit borrowings.

9.   CONTINGENCIES - IDEON

     On June 13, 1997, the Company entered into an agreement (the
     "Agreement") with Peter Halmos, the co-founder of SafeCard Services, Incorporated ("SafeCard"), which was reorganized in 1995 as Ideon. The Company acquired Ideon in August 1996. The Agreement provides for the settlement of all of the outstanding litigation matters involving Peter Halmos, SafeCard and Ideon as set forth below. The Agreement became effective in July 1997. The Agreement calls for the dismissal with prejudice of these outstanding litigation matters and the payment to Peter Halmos, over a six-year period, of $70.5 million. Specifically, the Agreement requires that the Company pay Peter Halmos one up-front payment of $13.5 million and six subsequent annual payments of $9.5 million each. The Agreement also calls for the transfer to the Company of assets related to SafeCard's CreditLine business, including the transfer by CreditLine Corporation to the Company of all of the CreditLine Corporation's rights under a marketing agreement between it and SafeCard dated November 1, 1988.

     The following Halmos related cases have been dismissed pursuant to the
     Agreement:

     1. Halmos Trading & Investing Company v. SafeCard Services, Inc. and Gerald Cahill v. Peter A. Halmos and Steven J. Halmos and Halmos Trading & Investment Co., Case No. 93-04354 (06) in the Circuit Court for the 17th Judicial Circuit in and for Broward County, Florida.

     2. SafeCard Services, Inc. v. Peter Halmos, a Florida resident; High Plains Capital Corporation, a Wyoming Corporation; and CreditLine Corporation, a Wyoming corporation which is pending in the District Court, First Judicial District of Laramie County, Wyoming; Case No. Doc. 134, No. 192.

     3. Peter Halmos, CreditLine Corporation and Continuity Marketing Corporation v. Paul G. Kahn, William T. Bacon, Robert L. Dilenschneider, Eugene Miller and SafeCard Services, Inc., in the United States District Court, Southern District of Florida, Case No. 94-6920 CG-NESBITT.

     4.   Peter Halmos v SafeCard Services, Inc., William T. Bacon, Jr., Barry
          I. Tillis and Barry Natter, Case No. 95-6325 (AJ) filed in the Circuit Court, Fifteenth Judicial Circuit, in and for Palm Beach County Florida.

     5. High Plains Capital Corporation f/k/a Halmos & Company, Inc v. Ideon Group, Inc., SafeCard Services, Inc., Eugene Miller, Robert L. Dilenschneider, and the Dilenschneider Group, Inc., Palm Beach County, Florida, Civil Action No. CL 95 8313 AE (Hon. Walter Colbath).

     6. High Plains Capital Corporation v. Ideon Group, Inc., and SafeCard Services, Inc., Civil Action No. 95 015024, Seventeenth Judicial Circuit, Broward County, Florida.

     The following Halmos related case will also be dismissed pursuant to the
     Agreement:

     7. Ideon Group, Inc., SafeCard Services, Inc., Paul G. Kahn, William T. Bacon, Jr., Marshall L. Burman, John Ellis (Jeb) Bush, Robert L. Dilenschneider, Adam W. Herbert, Eugene Miller, and Thomas F. Petway, III v. Peter Halmos, Civil Action No. 14600, filed in the Court of Chancery of New Castle County, Delaware.

     On October 22, 1997, the plaintiffs, the Company and all of the Company's indemnitees, entered into a Memorandum of Understanding and thereafter filed final settlement agreements in James B. Chambers and Peter A. Halmos
     v. SafeCard Services, Inc; Ideon Group, Inc.; Paul G. Kahn; William T. Bacon, Jr.,; Robert L. Dilenschneider; The Dilenschneider Group; Eugene Miller; G. Thomas Frankland; Francis J. Marino; John R. Birk; Marshall Burman; Thomas F. Petway III; John Ellis Bush; Adam W. Herbert, Jr.; Price Waterhouse LLP; Mahoney Adams & Criser, P.A. and John Does 1 through 25, United States District Court, Southern District of Florida, Case No. 95-1298-CIV-NESBITT ("Chambers"); Lois Hekker v. Ideon Group, Inc. and Paul G. Kahn, United States District Court, Middle District of Florida, Jacksonville Division, Case No. 95-681-CIV-J ("Hekker"); and James L. Binder, individually, as custodian for Elizabeth Binder, and as custodian for the James L. Binder, D.D.S., P.C. Profit Sharing Trust; Edward Dubois; Sheila Ann Dubois, as Personal Representative for The Estate of Winifred Dubois; G. Neal Goolsby; John E. Masters, individually and as custodian for Gregory Halmos and Nicholas Halmos; J.B. McKinney; on behalf of themselves and all others similarly situated, and Peter A. Halmos, as Trustee for the Peter A. Halmos Revocable Trust Dated January 24, 1990, and The Halmos Foundation, Inc., individually, v. SafeCard Services, Inc., a Delaware corporation; Paul G. Kahn; William T. Bacon, Jr.; Robert L. Dilenschneider; The Dilenschneider Group, a Delaware corporation; Eugene Miller; Gerald R. Cahill; Oppenheimer & Co., Inc., a Delaware corporation; and John Does 1 through 100, inclusive. United States District Court for the Southern District of Florida, (Miami Division) Case No. 94-2604-CIV-MOORE ("Binder"). The above referenced settlement in the Chambers and Hekker matters was for payment by the Company to class members of $15.0 million. The settlement in the Binder litigation calls for the payment by the Company to class members of $3.0 million. These settlements must be approved by the court at hearings anticipated during the first quarter of 1998.

     The following actions remain pending, in whole or in part, as described below:

     A suit initiated by Peter Halmos, related entities, and Myron Cherry (a former lawyer for SafeCard) in April 1993 in Cook County Circuit Court in Illinois against SafeCard and one of Ideon's directors, purporting to state claims aggregating in excess of $100.0 million, principally relating to alleged rights to "incentive compensation," stock options or their equivalent, indemnification, wrongful termination and defamation. On February 7, 1995, the court dismissed with prejudice Peter Halmos' claims regarding alleged rights to "incentive compensation," stock options or their equivalent, wrongful termination and defamation. Mr. Halmos has appealed this ruling. SafeCard has filed an answer to the remaining indemnification claims. Its obligation to file an answer to the claims of Myron Cherry have been stayed pending settlement discussions. On December 28, 1995, the court stayed Halmos' indemnification claims pending resolution of a declaratory judgment action filed by Ideon in Delaware Chancery Court. As a result of the Halmos settlement described above, only the claims of Myron Cherry remain pending.

     A suit seeking monetary damages and injunctive relief by LifeFax, Inc. and Continuity Marketing Corporation, companies affiliated with Peter Halmos, in the State Circuit Court in Palm Beach County, Florida in April 1995 against Ideon, Family Protection Network, Inc., SafeCard, one of Ideon's directors and Ideon's Chief Executive Officer purporting to state various statutory and tort claims. The claims principally relate to the allegation by these companies that SafeCard's Early Warnings Service and Family Protection Network were conceived and commercialized by, among others, Peter Halmos and have been improperly copied. An amended complaint filed on June 14, 1995 seeking monetary damages adds to the prior claims certain claims by Nicholas Rubino that principally relate to the allegation that SafeCard's Pet Registration Product was conceived by Mr. Rubino and has been improperly copied. The company has filed an appropriate answer. As a result of the Halmos settlement, all claims of Continuity Marketing Corporation will be dismissed, leaving pending only the claims related to Family Protection Network and the Pet Registration Program.

     A suit by First Capital Partners, Thomas F. Frist III and Patricia F. Elcan against Ideon and two of its employees in the United States District Court for the Southern District of New York. The litigation involves claims against Ideon, its former CEO and its Vice President of Investor Relations for alleged material misrepresentations and omissions in connection with announcements relating to Ideon's expected earnings per share in 1995 and its new product sales, which included the PGA Tour Card Program, Family Protection Network and Collections of the Vatican Museums. On July 15, 1996, Ideon filed a motion to dismiss. The company withdrew its motion to dismiss and answered the complaint on December 5, 1996.

     The Company established a reserve upon the consummation of the merger with Ideon during the third quarter of 1996 related, in part, to these litigation matters. Although not anticipated, in the event the foregoing class action settlements are not approved by the Court, the outcome of the class action matters described above as well as the other pending Ideon matters could also exceed the amount accrued. The Company is also involved in certain other claims and litigation arising in the ordinary course of business, which are not considered material to the financial position, operations or cash flows of the Company.
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